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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   Form 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                     INTERTRUST TECHNOLOGIES CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)


                Delaware                                    52-1672106
   (State of Incorporation or Organization)              (I.R.S. Employer
                                                      Identification Number)

            460 Oakmead Parkway
            Sunnyvale, California                              94086

  (Address of Principal Executive Offices)                  (Zip Code)

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
If this form relates to the registration of a class of   If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange     securities pursuant to Section 12(g) of the Exchange Act
Act and is effective pursuant to General Instruction     and is effective pursuant to General Instruction A.(d),
A.(c), please check the following box. [_]               please check the following box. [X]
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Securities Act registration statement file number to which this form relates:
                                                                    333-84033
                                                                    ---------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class               Name of Each Exchange on Which
        to be so Registered               Each Class is to be Registered

          Not Applicable                          Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, $0.001 par value

                               (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          Incorporated herein by reference to the Description of Capital Stock section of the Company's Registration Statement on Form S-1 (File No. 333-84033).

Item 2.   Exhibits.
          --------

          Exhibit
          Number  Description
          ------  -----------

          3.1* Fifth Amended and Restated Certificate of Incorporation of the Registrant.

          3.2* Form of Sixth Amended and Restated Certificate of Incorporation to be filed upon the closing of the offering made under the Registration Statement.

          3.3*    Bylaws of the Registrant.

          3.4* Amended and Restated Bylaws of the Registrant to be effective upon the closing of the offering made under the Registration Statement.

          4.2*    Form of Registrant's Common Stock certificate.

          4.3* Form of Registration Rights under select Convertible Promissory Notes.

          4.4* Form of Registration Rights under select Class A Common Stock Purchase Agreements.

          4.5*    Form of Series A Preferred Stock Registration Rights.

          4.6*    Form of Series B, C, D and E Preferred Stock Registration
                  Rights.

          4.7* Form of Registration Rights found in Class B Non-Voting Common Stock Warrant.


*Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form S-1.
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   INTERTRUST TECHNOLOGIES CORPORATION

Date: August 10, 1999                 By:    /s/ Victor Shear
                                            --------------------------
                                             Victor Shear
                                             Chief Executive Officer